UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2018

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07

On May 24, 2018, HomeStreet, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Based on the preliminary voting report provided by the Company's proxy solicitor, the Company's shareholders elected all director candidates nominated by the Company's Board of Directors and approved Proposals 2, 3 and 4 as described in the Company’s Definitive Proxy Statement for the Annual Meeting on Schedule 14A which was filed with the Securities and Exchange Commission on April 17, 2018.

At the Annual Meeting, blue proxy cards solicited by Roaring Blue Lion Capital Management and its affiliates ("Roaring Blue Lion") were presented; the Company had previously announced that it would provisionally count those proxies at the meeting, pending a final determination of whether or not those proxies would be considered valid given that the proxy holders did not file an application with, or seek approval from, the Washington State Department of Financial Institutions (the "DFI"), potentially in violation of Chapter 30A of the Revised Code of Washington ("RCW"). While this determination did not affect the ultimate outcome of the election of the directors or approvals on the proposals, the Chairman of the Meeting, based on an Interpretive Statement of the DFI dated March 15, 2018 and advice of bank regulatory outside counsel, determined that the blue proxy cards would be considered ineffective and void pursuant to RCW 30A.04.405(7). However, notwithstanding that determination, the results reported below disclose both the preliminary voting results as well as how the blue proxies would have been voted had they been validly solicited proxies under the law. An amendment to this Current Report on Form 8-K will be filed within four business days of the determination by the inspector of elections of the final vote tally.

The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1

Company shareholders re-elected the following three Class I directors with terms ending at the annual meeting of the shareholders to be held in 2021 (or upon the due election and qualification of their respective successors) and the voting results are set forth below:

Official Results

Nominee	For	Against	Abstain	Withhold	Broker Non-Votes
Scott M. Boggs	12,495,874	7,521,712	51,191	—	264,842
Mark R. Patterson	18,389,733	1,560,862	118,184	50	264,790
Douglas I. Smith	16,092,751	3,923,879	47,672	6,527	264,790

Results Including Blue Proxy Card Votes

Nominee	For	Against	Abstain	Withhold	Broker Non-Votes
Scott M. Boggs	12,536,648	11,280,461	53,241	50	264,970
Mark R. Patterson	22,097,295	1,644,272	128,783	50	264,790
Douglas I. Smith	18,601,432	5,214,719	47,716	6,533	264,790

Proposal 2

Company shareholders approved on an advisory (non-binding) basis, as set forth below, the compensation of the Company's named executive officers.

Official Results

	For	Against	Abstain	Broker Non-Votes
Approval on an advisory (non-binding) basis the compensation of the Company's named executive officers.	15,747,155	4,245,383	76,291	264,790

Results Including Blue Proxy Card Votes

	For	Against	Abstain	Broker Non-Votes
Approval on an advisory (non-binding) basis the compensation of the Company's named executive officers.	18,399,892	5,374,830	95,678	264,790

Proposal 3

Company shareholders approved on an advisory (non-binding) basis, as set forth below, the frequency of one year for future advisory (non-binding) shareholder votes on executive compensation.

Official Results

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval on an advisory (non-binding) basis of the frequency of a shareholder vote on an advisory (non-binding) basis the compensation of the Company's named executive officers.	17,404,681	163,559	2,241,088	259,501	264,790

Results Including Blue Proxy Card Votes

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval of amendments to the 2014 Equity Incentive Plan	21,100,894	163,705	2,327,108	278,692	264,790

Proposal 4

Company shareholders ratified on an advisory (non-binding) basis, as set forth below, the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm:

Official Results

	For	Against	Abstain
Appointment of Deloitte & Touche	20,180,269	136,268	31,403
Results Including Blue Proxy Card Votes

	For	Against	Abstain
Appointment of Deloitte & Touche	23,967,520	136,268	31,403

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary